Exhibit 10.2

MORTGAGE AND FIXTURE FILING

WHEN RECORDED MAIL TO:

Northern Bank & Trust Company, 275 Mishawum Road, Woburn, MA  01801

FOR RECORDER’S USE ONLY

Property Address:  108 Cherry Hill Drive and 25 Sam Fonzo Drive, Beverly, MA  01915-1066.

THIS MORTGAGE dated as of July 5, 2013, is made and executed between Axcelis Technologies, Inc., a Delaware corporation, whose address is 108 Cherry Hill Drive, Beverly, MA  01915-1066 (referred to below as “Grantor”) and Northern Bank & Trust Company, whose address is 275 Mishawum Road, Woburn, MA  01801 (referred to below as “Lender”).

GRANT OF MORTGAGE.  For valuable consideration, Grantor grants to Lender with MORTGAGE COVENANTS all of Grantor’s right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights, watercourses and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the “Real Property”) located in Essex  County, Commonwealth of Massachusetts:

See Exhibit A, which is attached to this Mortgage and made a part of this Mortgage as if fully set forth herein.

The Real Property or its address is commonly known as 108 Cherry Hill Drive and 25 Sam Fonzo Drive, Beverly, MA  01915-1066.

Grantor presently assigns to Lender all of Grantor’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property.  In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS MORTGAGE IS INTENDED TO CONSTITUTE: (i) A MORTGAGE DEED UNDER MASSACHUSETTS GENERAL LAWS c. 183, §18, AND (ii) A SECURITY AGREEMENT AND FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE ENACTED IN THE COMMONWEALTH OF MASSACHUSETTS.

THIS MORTGAGE, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND  (B)  PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS MORTGAGE.  THIS MORTGAGE IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE.  Except as otherwise provided in this Mortgage, Grantor shall pay to Lender all amounts secured by this Mortgage as they become due and shall strictly perform all of Grantor’s obligations under this Mortgage.

POSSESSION AND MAINTENANCE OF THE PROPERTY.  Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

Possession and Use.  Until the occurrence of an Event of Default, Grantor may  (1)  remain in possession and control of the Property;  (2)  use, operate or manage the Property; and  (3)

collect the Rents from the Property.

Duty to Maintain.  Grantor shall maintain the Property in good order and condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws.  Grantor shall comply with its obligations and warranties with respect to Hazardous Materials and Environmental Laws as provided in the Loan Agreement and that certain Hazardous Substances Certificate and Indemnity Agreement between Grantor and Lender dated as of the date hereof.

Nuisance, Waste.  Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property.  Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

Removal of Improvements.  Grantor shall not demolish or remove any Improvements from the Real Property without Lender’s prior written consent.  As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter.  Lender and Lender’s agents and representatives may enter upon the Real Property at all reasonable times and upon reasonable prior notice to attend to Lender’s interests and to inspect the Real Property for purposes of Grantor’s compliance with the terms and conditions of this Mortgage.

Compliance with Governmental Requirements.  Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act.  Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized.  Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect.  Grantor agrees neither to abandon or leave unattended the Property.  Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER.  Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Mortgage upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property.  A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than seven (7) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property.  However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Massachusetts law.

TAXES AND LIENS.  The following provisions relating to the taxes and liens on the Property are part of this Mortgage:

Payment.  Grantor shall pay prior to delinquency all taxes, payroll taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property.  Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Lender under this Mortgage, except for any Permitted Liens (as defined in the Loan Agreement) those liens specifically agreed to in writing by Lender, and except for the lien of taxes and assessments not due as further specified in the Right to Contest paragraph.

Right to Contest.  Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender’s interest in the Property is not jeopardized.  If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys’ fees, or other charges that could accrue as a result of a foreclosure or sale under the lien.  In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property.  Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment.  Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction.  Grantor shall notify Lender at least fifteen (15) days before any material work is commenced, any services are furnished, or any materials are supplied to the Property other than in the normal course of business and maintenance of the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials.  Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE.  The following provisions relating to insuring the Property are a part of this Mortgage:

Maintenance of Insurance.  Grantor shall procure and maintain policies of insurance as required under the Loan Agreement.

Application of Proceeds.  Grantor shall promptly notify Lender of any material loss or damage to the Property.  Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property.  If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a commercially reasonable manner reasonably satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default beyond any applicable grace or cure periods under this Mortgage.  Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Mortgage, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

Grantor’s Report on Insurance.  Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance related to the insurance coverages required for the Property showing:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy;  (4)  the property insured, the then current replacement value of such property, and the manner of determining that value; and  (5)  the expiration date of the policy.

TAX AND INSURANCE RESERVES.  Subject to any limitations and consistent with any requirements set by applicable law, Lender may require Grantor to maintain with Lender reserves for payment of annual taxes, assessments, and insurance premiums related to the insurance coverages required for the Property, which reserves shall be created by an initial deposit and subsequent monthly payments, or payments at such other interval as payments under the Note may be due, of a sum estimated by Lender to be sufficient to pay the total annual taxes, assessments, and insurance premiums Lender reasonably anticipates to be paid from these reserves.  The reserve funds shall be held by Lender as a general deposit from Grantor, which Lender shall satisfy by payment of the taxes, assessments, and insurance premiums required to be paid by Grantor as they become due.  Lender shall have the right to draw upon the reserve funds to pay such items, and Lender shall not be required to determine the validity or accuracy of any item before paying it.  Nothing in the Mortgage shall be construed as requiring Lender to advance other monies for such purposes, and Lender shall not incur any liability for anything it may do or omit to do with respect to the reserve account.  Subject to any limitations set by applicable law, if the reserve funds disclose a shortage or deficiency, Grantor shall pay such shortage or deficiency as required by Lender.  All amounts in the reserve account are hereby pledged to further secure the Indebtedness, and Lender is hereby authorized to withdraw and apply such amounts on the Indebtedness upon the occurrence and during the continuance of an Event of Default.  Lender shall not be required to pay any interest or earnings on the reserve funds unless required by law or agreed to by Lender in writing.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Mortgage or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Mortgage or any Related Documents and such failure amounts to an Event of Default hereunder, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will  (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1)  the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C)  be treated as a balloon payment which will be due and payable at the Note’s maturity.  The Mortgage also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE.  The following provisions relating to ownership of the Property are a part of this Mortgage:

Title.  Grantor warrants that: (a) Grantor holds good title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Mortgage, and  (b) Grantor has the full right, power, and authority to execute and deliver this Mortgage to Lender.

Defense of Title.  Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons.  In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Lender under this Mortgage, Grantor shall defend the action at Grantor’s expense.  Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws.  Grantor warrants that to Grantor’s knowledge the Property and Grantor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Mortgage shall survive the execution and delivery of this Mortgage, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

CONDEMNATION.  The following provisions relating to condemnation proceedings are a part of this Mortgage:

Proceedings.  If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award.  Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds.  If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property.  The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES.  The following provisions relating to governmental taxes, fees and charges are a part of this Mortgage:

Current Taxes, Fees and Charges.  Upon request by Lender, Grantor shall execute such documents in addition to this Mortgage and take whatever other action is reasonably requested by Lender to perfect and continue Lender’s lien on the Real Property.  Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Mortgage, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Mortgage.

Taxes.  The following shall constitute taxes to which this section applies:  (1)  a specific tax upon this type of Mortgage or upon all or any part of the Indebtedness secured by this Mortgage;  (2)  a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Mortgage;  (3)  a tax on this type of Mortgage chargeable against the Lender or the holder of the Note; and  (4)  a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes.  If any tax to which this section applies is enacted subsequent to the date of this Mortgage, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS.  The following provisions relating to this Mortgage as a security agreement are a part of this Mortgage:

Security Agreement.  This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest.  Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property.  In addition to recording this Mortgage in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Mortgage as a financing statement.  Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest.  Upon and during the continuance of an Event of

Default, Grantor shall not remove, sever or detach the Personal Property from the Property.  Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses.  The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Mortgage may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Mortgage.

The information provided in this Section is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code for a mortgage instrument to be filed as a financing statement.

FURTHER ASSURANCES.  The following provisions relating to further assurances and attorney-in-fact are a part of this Mortgage:

Further Assurances.  At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve  (1)   Grantor’s obligations under the Note, this Mortgage, and the Related Documents, and  (2)   the liens and security interests created by this Mortgage as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor.  Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

FULL PERFORMANCE.  If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Mortgage, Lender shall execute and deliver to Grantor a suitable satisfaction of this Mortgage and suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property.  Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by Lender from time to time.

RIGHTS AND REMEDIES ON DEFAULT.  This Mortgage is upon the STATUTORY CONDITION for any breach of which Lender, the mortgagee, shall have the STATUTORY POWER OF SALE.  In addition, upon the occurrence of an Event of Default and at any time thereafter, Lender, at Lender’s option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness.  Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty that Grantor would be required to pay.

Foreclosure.  Lender may invoke the STATUTORY POWER OF SALE, in which case Lender shall mail a copy of a notice of sale to Grantor and to any other person required by applicable law, in the manner provided by applicable law.  Lender shall publish the notice of sale, and the Property shall be sold in the manner prescribed by applicable law.

UCC Remedies.  With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents.  Lender shall have the right, without notice to Grantor, to take possession of the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender’s costs, against the Indebtedness.  In furtherance of this right,

Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender.  If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds.  Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Deficiency Judgment.  If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section.

Tenancy at Sufferance.  If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender’s option, either (1) pay a reasonable rental for the use of the Property, or (2) vacate the Property immediately upon the demand of Lender.

Other Remedies.  Lender shall have all other rights and remedies provided in this Mortgage or the Note or available at law or in equity.

Sale of the Property.  To the extent permitted by applicable law, Grantor hereby waives any and all right to have the Property marshaled.  In exercising its rights and remedies, Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales.  Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Notice of Sale.  Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Reasonable notice shall mean notice given at least fourteen (14) days before the time of the sale or disposition.  Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.

Election of Remedies.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Mortgage, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.  Nothing under this Mortgage or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

Attorneys’ Fees; Expenses.  If Lender institutes any suit or action to enforce any of the terms of this Mortgage, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal.  Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are reasonably necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s reasonable, out-of —pocket attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law.  Grantor also will pay any court costs, in addition to all other sums provided by law.

NOTICES.  Any notice required to be given under this Mortgage, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Mortgage.  All copies of notices of foreclosure from the holder of any lien which has priority over this Mortgage shall be sent to Lender’s address, as shown near the beginning of this Mortgage.  Any party may change its address for notices under this Mortgage by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address.  Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

LIEN. The amount of principal obligations outstanding and evidenced by the Note, Related Documents and this Mortgage total $15,000,000.00 but this Mortgage shall nevertheless secure payment and performance of all Indebtedness (as defined herein).

REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that:

This Mortgage has been duly executed and delivered by the Grantor and is the legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally;

The Grantor is the sole legal owner of the Property, holding good and marketable fee simple title to the Property, subject to no liens, encumbrances, leases, security interests or rights of others except for the Permitted Liens (as defined in the Loan Agreement);

The Grantor is the sole legal owner of the entire lessor’s interest in leases, if any, with full power and authority to encumber the Property in the manner set forth herein, and the Grantor has not executed any other assignment of leases or any of the rights or rents arising thereunder; and

Each obligation is a commercial obligation and does not represent a loan used for personal, family or household purposes and is not a consumer transaction.

CHOICE OF VENUE. If there is a lawsuit, Grantor irrevocably submits to the jurisdiction of any federal or state court sitting in the Commonwealth of Massachusetts.

CROSS COLLATERALIZATION. This Mortgage is intended to secure the payment and performance of all Indebtedness, whether now existing or hereinafter incurred by reason of future advances by Lender or otherwise, and regardless of whether such Indebtedness is or was contemplated by the parties as of the date hereof.  This Mortgage is secured by all collateral granted to Lender by Borrower or any endorser hereof or by any other party and shall be secured by any additional collateral hereafter granted to Lender by Borrower or any endorser hereof or by any other party.

WAIVERS AND MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Mortgage:

Amendments.  This Mortgage, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Mortgage.  No alteration of or amendment to this Mortgage shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Caption Headings.  Caption headings in this Mortgage are for convenience purposes only and are not to be used to interpret or define the provisions of this Mortgage.

Governing Law.  This Mortgage will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Massachusetts without regard to its conflicts of law provisions.  This Mortgage has been accepted by Lender in the Commonwealth of Massachusetts.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Mortgage unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Mortgage shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Mortgage.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Mortgage, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability.  If a court of competent jurisdiction finds any provision of this Mortgage to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Mortgage.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Mortgage shall not affect the legality, validity or enforceability of any other provision of this Mortgage.

Merger.  There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Successors and Assigns.  Subject to any limitations stated in this Mortgage on transfer of Grantor’s interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Mortgage and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Mortgage or liability under the Indebtedness.

Time is of the Essence.  Time is of the essence in the performance of this Mortgage.

Waive Jury.  All parties to this Mortgage hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Mortgage.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower.  The word “Borrower” means Axcelis Technologies, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.

(“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Massachusetts Hazardous Waste Management Act, Mass. Gen. Laws Ch. 21C, the Massachusetts Oil and Hazardous Material Release Prevention Act, Mass. Gen. Laws, Ch. 21E, or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” or “Default” shall have the same meaning under this Mortgage as ascribed to that term under the Loan Agreement.

Grantor.  The word “Grantor” means Axcelis Technologies, Inc.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements.  The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness.  The word “Indebtedness” means without limitation all loans, advances, notes liabilities and amounts, liquidated or unliquidated, now or hereafter owing by the Grantor to Lender at any time, of each and every kind, nature and description, including without limitation, all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor’s obligations or expenses incurred by Lender to enforce Grantor’s obligations under this Mortgage, together with interest on such amounts as provided in this Mortgage.

Lender.  The word “Lender” means Northern Bank & Trust Company, its successors and assigns.

Loan Agreement.  The Business Loan Agreement, dated as of the date hereof, between Grantor, as borrower, and Lender, as lender.

Mortgage.  The word “Mortgage” means this Mortgage between Grantor and Lender.

Note.  The word “Note” means the promissory note dated July 5, 2013, in the original principal amount of $15,000,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.  The maturity date of this Mortgage is July 5, 2016.

Personal Property.  The words “Personal Property” mean all equipment, and other articles of personal property now or hereafter owned by Grantor which are deemed “fixtures” under applicable law, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property.  The word “Property” means collectively the Real Property and the Personal Property.

Real Property.  The words “Real Property” mean the real property, interests and rights, as further described in this Mortgage.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents.  The word “Rents” means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MORTGAGE, AND GRANTOR AGREES TO ITS TERMS.

[Signature page follows]

THIS MORTGAGE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS MORTGAGE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTOR:

AXCELIS TECHNOLOGIES, INC.

By:	/s/ Mary G. Puma	(Seal)
Mary G. Puma, President

By:	/s/ Amy Rasimas	(Seal)
Amy Rasimas, Treasurer

CORPORATE ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	)
) SS
COUNTY OF ESSEX	)

On this 5th day of July, 2013, before me, the undersigned notary public, personally appeared Mary G. Puma, President and Amy Rasimas, Treasurer of Axcelis Technologies, Inc., proved to me through satisfactory evidence of identification, which were Mass. Drivers Licenses, to be the persons whose names are signed on the preceding or attached document, and acknowledged to me that they signed it voluntarily for its stated purpose as authorized agents for Axcelis Technologies, Inc., a corporation.

/s/ Theresa Coffey
Notary Public

My commission expires July 30, 2015

LASER PRO Lending, Ver. 13.1.0.004  Copr. Harland Financial Solutions, Inc. 1997, 2013.   All Rights Reserved.   - MA  c:\harland\CFI\LPL\G03.FC  TR-63  PR-3 (M)

EXHIBIT A

This EXHIBIT A is attached to and by this reference is made a part of the Mortgage, dated as of July 5, 2013, and executed in connection with a loan or other financial accommodations between NORTHERN BANK & TRUST COMPANY and Axcelis Technologies, Inc.

Property Description

Property Description

PARCEL 1

A certain parcel of land situated on the northerly side of Conant Street and the easterly side of Cherry Hill Drive in Beverly, Essex County, Massachusetts, being shown as Lot 15A on a plan recorded with Essex County (South) Registry of Deeds in Plan Book 184, Plan 24, entitled “Plan of Land in Beverly, Mass., owned by Thomas J. Flatley, Scale 1”=100’; September 8, 1983; The Russell A. Wheatly Co., Inc., Land Surveyors & Engineers” containing 12.200 acres and being bounded and described as follows:

Beginning at a stone bound in the northerly line of said Conant Street, it being the southeast corner of the herein described premises and the southwest corner of Lot 16A as shown on said plan;

Thence	S 73º 27’ 18” W, 237.72 feet in the northerly line of said Conant Street to a point;

Thence	S 72º 28’ 23” W, 397.49 feet in the northerly line of said Conant Street to a point of curve at the intersection of said Conant Street with said Cherry Hill Drive;

Thence	northwesterly by a curving line to the right of which the radius is 60.00 feet, a distance of 91.81 feet to a point of tangent in the easterly line of said Cherry Hill Drive;

Thence	N 19° 51’ 06” W, 617.63 feet in the easterly line of said Cherry Hill Drive to a point of curve;

Thence	northwesterly in the northeasterly line of said Cherry Hill Drive by a curving line to the left of which the radius is 684.63 feet, a distance of 123.49 feet to Lot 14A as shown on said plan;

Thence	N 34° 54’ 51” E, 615.24 feet by said Lot 14A to Lot 16A as shown on said plan;

Thence	S 03° 59’ 56” E, 323.07 feet by Lot 16A to a point;

Thence	S 32° 27’ 44” E, 360.22 feet by Lot 16A to a point;

Thence	N 57° 32’ 16” E, 99.00 feet by Lot 16A to a point;

Thence	S 31° 38’ 21” E, 556.21 feet by Lot 16A to a point of beginning.

Together with the easement rights set forth in an Easement from 55 Cherry Hill Drive, LLC dated January 28, 2004 and recorded in Book 22333, Page 523.

PARCEL 2

A certain parcel of land situated in Beverly in the County of Essex and said Commonwealth of Massachusetts bounded and described as follows:

SOUTHERLY	by Conant Street ten hundred ninety four and 25/100 (1094.25) feet;

SOUTHWESTERLY	five hundred fifty six and 21/100 (556.21) feet

SOUTHEASTERLY	ninety nine (99) feet; and

SOUTHWESTERLY and WESTERLY	six hundred eighty three and 29/100 (683.29) feet by land now or formerly of H.P. Hood & Sons, Inc.;

NORTHWESTERLY	by lots 2 and 5, as shown on plan hereinafter mentioned, one thousand one hundred seventy four and 73/100 (1174.73) feet;

NORTHERLY and NORTHEASTERLY	by said lot 5, as shown on said plan, one thousand one hundred and thirty six and 71/100 (1136.71) feet;

EASTERLY	about two hundred sixty eight (268) feet by land now or formerly of Louise A. Cook;

NORTHERLY	by a Ditch on land of said Louise A. Cook;

SOUTHEASTERLY	by a Brook on lands now or formerly of Frank A. DiNardo et al and of William J. Drohan et al; and

NORTHEASTERLY	by said Drohan land about two hundred eighty two (282) feet.

The above boundaries are now known as Lot 31 and Lot 32 as shown upon plan numbered 31995-M drawn by Hayes Engineering, Inc., Civil Engineers and Land Surveyors, dated January 18, 1999 as approved by the Court, filed in the Land Registration Office.